News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Stephen Weiland
Senior Vice President & Deputy CFO
Phone:	847-383-0867
Email:	stephen.weiland@brunswick.com

Brunswick Reports Strong Third Quarter Results
Fifth Consecutive Quarter of Sales Growth Across All Segments
Third Quarter GAAP Diluted EPS of $1.01 and As Adjusted Diluted EPS of $1.58
Increasing 2026 Full-Year Guidance: As Adjusted Diluted EPS of approximately $4.65
METTAWA, Ill., October 29, 2026 — Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2026:
Third Quarter 2026 Financial Results:

	Q3 2026
(in millions, except per share data)	GAAP	Change vs Q3'25	As Adjusted	Change vs Q3'25
Net Sales	$1,453.9	6.9%	$1,453.9	6.9%
Operating Earnings	$104.0	NM	$146.7	37.9%
Operating Margin	7.2%	NM	10.1%	230	bps
Diluted EPS from Continuing Operations	$1.01	NM	$1.58	62.9%

bps = basis points

“Brunswick delivered another strong quarter characterized by solid execution across the enterprise, with financial performance ahead of expectations and year-over-year sales growth across all reporting segments for the fifth consecutive quarter. Adjusted operating margin increased by 230 basis points and across all segments versus the prior year,” said David Foulkes, Brunswick Chairman and Chief Executive Officer.

“Despite an external environment with headwinds from persistent inflation, higher borrowing costs, and geopolitical uncertainty continuing to pressure value categories, our premium- and core-focused brand portfolio continued to demonstrate resilience and perform ahead of the overall market. Boating participation remained healthy throughout the quarter, supporting demand across our recurring-revenue parts and accessories, aftermarket, and subscription boating businesses, while lean pipelines and balanced OEM orders supported continued wholesale growth.

From an inventory perspective, conditions remain healthy across the portfolio. Boat and engine pipelines remain lean and well-aligned with retail demand, positioning Brunswick and its channel partners well as we close out the year.

Our Propulsion business delivered another robust quarter driven by consistent OEM demand and growth in high-horsepower applications. Mercury continues to maintain its market-leading position in the U.S., while gaining share internationally through expanding dealer, OEM, and retail relationships. Mercury’s five major new outboard development programs remain on track and further reinforce our confidence in the long-term growth of the business.

Engine Parts and Accessories delivered its strongest quarter in years, benefiting from sustained boating participation buttressed by favorable late-season weather. This recurring-revenue business continues to underpin our earnings stability while delivering high margins, attractive operating leverage, and strong cash flow.

Navico Group delivered another quarter of sales growth and adjusted margin expansion, supported by OEM wins, steady aftermarket performance, exciting new product introductions, and continued successful execution of operational improvement initiatives. Sales increased across all business lines while cost-reduction and portfolio-optimization actions helped offset inflationary pressures.

Our Boat segment grew both sales and earnings, led by strength in premium and core products, together with pricing realization, and continued operational efficiencies. Our premium fiberglass and core U.S. brands continued to outperform broader industry trends, while Freedom Boat Club maintained strong momentum. We estimate Freedom now accounts for close to seventy percent of the North American boat club market as it continues to thrive while its competitors falter.

Finally, we continued to execute our disciplined capital allocation strategy including further debt reduction and share repurchases, buying back $75 million of shares year-to-date, while remaining on track to meet or exceed our debt retirement target and maintain a strong balance sheet.

Our third quarter results again demonstrate the strength of Brunswick's balanced portfolio, recurring-revenue businesses, market-leading brands, and disciplined operational execution in a dynamic external environment,” Foulkes concluded.

2026 Third Quarter Results

For the third quarter of 2026, Brunswick reported consolidated net sales of $1,453.9 million, an increase of 7 percent versus the third quarter of 2025. Diluted EPS for the quarter was $1.01 on a GAAP basis and $1.58 on an as adjusted basis, an increase of 63 percent on an as adjusted basis versus the third quarter of 2025.

Sales growth reflected steady OEM demand across the portfolio, along with pricing actions taken in previous periods, continued market share gains, and healthy boating participation supporting parts, accessories, and aftermarket demand. Adjusted operating earnings and adjusted margins increased as the stronger sales, operational strength and efficiency across the enterprise, improved absorption on higher production, favorable mix, and disciplined cost management, together with the lapping of last year’s tariff impacts, more than offset material and labor inflation and planned spending on product and technology initiatives.

Additionally, versus the third quarter of 2025:

Propulsion segment reported a 7 percent increase in sales driven by steady OEM demand in a low pipeline environment and growth in high-horsepower outboard applications. Segment adjusted operating earnings increased 51 percent and adjusted operating margin expanded by 350 basis points, reflecting the leverage from higher sales, favorable mix, improved absorption, and reduced year-over-year tariff pressure offsetting continued planned product development investment and ongoing material, freight, and labor inflation.

Engine Parts and Accessories segment reported a 5 percent increase in sales led by sustained boating participation, distribution share gains, and broad-based regional growth. Segment adjusted operating earnings increased 14 percent and adjusted operating margin expanded by 190 basis points due to strong leverage on the higher sales and cost discipline partially offset by higher commodity and other material input costs.

Navico Group segment reported a 6 percent increase in sales with growth across all business lines supported by OEM demand, steady aftermarket sales, product launches, and new customer wins. Segment adjusted operating earnings increased 36 percent and adjusted operating margin expanded by 140 basis points as operational improvement actions and leverage on the higher sales more than offset material cost inflation.

Boat segment reported a 9 percent increase in sales driven by strength in premium and core products, and continued momentum in the Business Acceleration portfolio. Segment adjusted operating earnings increased 100 percent and adjusted operating margin expanded by 160 basis points, reflecting higher sales, favorable mix, and ongoing manufacturing and sourcing cost-reduction initiatives.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $279.4 million at the end of the third quarter, up $3.7 million from 2025 year-end levels.
Net cash provided by operating activities of continuing operations during the first nine months of 2026 was $438.8 million, primarily reflecting operating results and non-cash reconciliation adjustments, including depreciation and amortization.
Investing and financing activities during the first nine months of 2026 resulted in net cash used of $440.1 million primarily due to $148.9 million of capital expenditures, $100.0 million of payments of short-term debt, $85.7 million of dividend payments, $60.0 million of share repurchases and $32.5 million of cash paid for the acquisitions of certain Freedom Boat Club franchise operations.

2026 Outlook
“As we close out 2026, we continue to demonstrate the decoupling of our business and financial performance from overall U.S. new boat market unit sales trends and we are very encouraged by Brunswick's ability to deliver sales growth and margin expansion despite ongoing macroeconomic and geopolitical uncertainty,” said David Foulkes.

“While consumer sentiment remains pressured by inflation, borrowing costs, and global uncertainty, our premium-focused portfolio, recurring-revenue businesses, and disciplined operating execution continue to deliver exceptional performance, supported by healthy boating participation trends and low pipeline inventory. We also continue to benefit from actions taken across the enterprise to improve productivity, minimize our tariff impact, optimize our supply chain, and manage costs while maintaining our investments in innovative new products and technology,” said Foulkes.

“Using our best estimates related to these items and all other business impacts, the following is our updated full-year guidance:

1.Net sales: $5.7 billion to $5.8 billion;
2.Adjusted operating margin: approximately 8.0 percent;
3.Adjusted diluted EPS: approximately $4.65;
4.Free cash flow: $400 million or more;
5.Debt retirement: $160 million or more; and
6.Share repurchases: $80 million or more

Lastly, as previously announced, Aine Denari will succeed me as Chief Executive Officer effective January 1, 2027. Our strategy, capital allocation priorities, and long-term strategic targets remain unchanged, and I am working closely with Aine and the leadership team through year end to support a smooth transition,” Foulkes concluded.

Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, adjusted net earnings from continuing operations, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments reflected in the reconciliation sections of the consolidated financial statements accompanying this release.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, acquisition-related costs, and certain other unusual adjustments.
Conference Call Scheduled
Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, Chairman and Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy Officer, Aine Denari, Executive Vice President, President Navico Group, and Brunswick Chief Technology Officer, and Stephen Weiland, Senior Vice President and Deputy CFO. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software. A replay of the conference call will be available through 1 p.m. CDT Thursday November 5, 2026, at the same link.

Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; changes in currency exchange rates; fiscal and monetary policy changes; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2025. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.
About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, MerCruiser, Mercury Racing, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, Attwood, and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft, and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka, and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 14,000 employees operating in 26 countries. In 2025, Brunswick was named one of America’s Most Trusted Companies by Forbes Magazine in addition to winning more than 100 awards across the enterprise for the fourth straight year. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025	% Change
Net sales	$1,453.9	$1,360.2	7%	$4,389.8	$4,029.0	9%
Cost of sales	1,042.1	1,009.4	3%	3,196.6	3,004.6	6%
Selling, general and administrative expense	237.5	215.8	10%	730.7	640.4	14%
Research and development expense	49.2	43.4	13%	145.9	123.7	18%
Restructuring, exit and impairment charges	21.1	333.8	(94)%	32.9	342.9	(90)%
Operating earnings (loss)	104.0	(242.2)	NM	283.7	(82.6)	NM
Equity earnings	1.3	1.5	(13)%	4.6	5.4	(15)%
Other expense, net	(1.0)	(0.4)	NM	(3.7)	(0.5)	NM
Earnings (loss) before interest and income taxes	104.3	(241.1)	NM	284.6	(77.7)	NM
Interest expense	(22.9)	(27.0)	(15)%	(72.3)	(86.7)	(17)%
Interest income	1.5	1.8	(17)%	3.9	5.2	(25)%
Loss on early extinguishment of debt	—	—	NM	—	(3.7)	(100)%
Earnings (loss) before income taxes	82.9	(266.3)	NM	216.2	(162.9)	NM
Income tax provision (benefit)	17.3	(32.0)	NM	21.4	(8.4)	NM
Net earnings (loss) from continuing operations	$65.6	$(234.3)	NM	$194.8	$(154.5)	NM

Net loss from discontinued operations, net of tax	(4.0)	(1.2)	NM	(2.4)	(1.5)	60%
Net earnings (loss)	$61.6	$(235.5)	NM	$192.4	$(156.0)	NM

Earnings (loss) per common share:
Basic
Earnings (loss) from continuing operations	$1.01	$(3.57)	NM	$2.98	$(2.34)	NM
Loss from discontinued operations	(0.06)	(0.02)	NM	(0.04)	(0.02)	100%
Net earnings	$0.95	$(3.59)	NM	$2.94	$(2.36)	NM

Diluted
Earnings (loss) from continuing operations	$1.01	$(3.57)	NM	$2.97	$(2.34)	NM
Loss from discontinued operations	(0.06)	(0.02)	NM	(0.04)	(0.02)	100%
Net earnings (loss)	$0.95	$(3.59)	NM	$2.93	$(2.36)	NM

Weighted average shares used for computation of:
Basic earnings per common share	65.1	65.7		65.4	66.0
Diluted earnings per common share	65.1	65.7		65.6	66.0

Effective tax rate	20.9%	12.0%		9.9%	5.2%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

Consolidated - Adjusted Operating Earnings

	Three Months Ended		Nine Months Ended
	Oct 3, 2026	Sep 27, 2025	Oct 3, 2026	Sep 27, 2025
GAAP	$104.0	$(242.2)	$283.7	$(82.6)
Restructuring, exit and impairment charges	21.1	333.8	32.9	342.9
Purchase accounting amortization	14.8	14.8	43.7	44.1
Loss on sale of business/assets	7.4	—	7.9	—
Acquisition, integration, and IT related costs	0.2	—	0.8	0.1
Supplier bankruptcy expense	(0.8)	—	10.4	—
As Adjusted	$146.7	$106.4	$379.4	$304.5

GAAP operating margin	7.2%	(17.8)%	6.5%	(2.1)%
Adjusted operating margin	10.1%	7.8%	8.6%	7.6%

Consolidated - Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share

	Three Months Ended		Nine Months Ended
	Oct 3, 2026	Sep 27, 2025	Oct 3, 2026	Sep 27, 2025
GAAP net earnings (loss) from continuing operations	$65.6	$(234.3)	$194.8	$(154.5)
Income tax provision (benefit)	17.3	(32.0)	21.4	(8.4)
Restructuring, exit and impairment charges	21.1	332.9	32.9	342.0
Purchase accounting amortization	14.8	14.8	43.7	44.1
Loss (gain) on sale of business/assets	7.4	—	7.9	(0.2)
Acquisition, integration, and IT related costs	0.2	—	0.8	0.1
Supplier bankruptcy expense	(0.8)	—	10.4	—
Loss on early extinguishment of debt	—	—	—	3.7
Adjusted net earnings from continuing operations before taxes	$125.6	$81.4	$311.9	$226.8
Adjusted income tax provision (1)	22.7	17.6	60.4	49.1
Adjusted net earnings from continuing operations	$102.9	$63.8	$251.5	$177.7

Adjusted diluted earnings per share	$1.58	$0.97	$3.83	$2.69

(1) Adjusted income tax provision was calculated using an 18.1% and 21.6% rate for the three months ended October 3, 2026 and September 27, 2025, respectively and 19.4% and 21.7% rate for the nine months ended October 3, 2026 and September 27, 2025, respectively.

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025
Propulsion	$570.5	$535.4	6.6%	$51.0	$45.1	13.1%	8.9%	8.4%
Engine Parts & Accessories	380.9	363.7	4.7%	93.8	82.4	13.8%	24.6%	22.7%
Navico Group	197.7	186.9	5.8%	(1.5)	(328.9)	99.5%	(0.8)%	NM
Boat	394.4	360.2	9.5%	2.4	(3.3)	NM	0.6%	(0.9)%
Corporate/other	—	—		(41.7)	(37.5)	(11.2)%
Segment Eliminations	(89.6)	(86.0)	(4.2)%	—	—
Total	$1,453.9	$1,360.2	6.9%	$104.0	$(242.2)	NM	7.2%	(17.8)%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025
Propulsion	$570.5	$535.4	6.6%	$68.6	$45.4	51.1%	12.0%	8.5%
Engine Parts & Accessories	380.9	363.7	4.7%	93.6	82.4	13.6%	24.6%	22.7%
Navico Group	197.7	186.9	5.8%	12.0	8.8	36.4%	6.1%	4.7%
Boat	394.4	360.2	9.5%	14.2	7.1	100.0%	3.6%	2.0%
Corporate/other	—	—		(41.7)	(37.3)	(11.8)%
Segment Eliminations	(89.6)	(86.0)	(4.2)%	—	—
Total	$1,453.9	$1,360.2	6.9%	$146.7	$106.4	37.9%	10.1%	7.8%

Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025
Propulsion	$1,785.8	$1,620.6	10.2%	$156.6	$157.0	(0.3)%	8.8%	9.7%
Engine Parts & Accessories	1,038.6	956.8	8.5%	225.0	193.2	16.5%	21.7%	20.2%
Navico Group	637.0	597.4	6.6%	16.8	(339.3)	NM	2.6%	(56.8)%
Boat	1,213.5	1,137.9	6.6%	24.2	15.5	56.1%	2.0%	1.4%
Corporate/other	—	—		(138.9)	(109.0)	(27.4)%
Segment Eliminations	(285.1)	(283.7)	(0.5)%	—	—
Total	$4,389.8	$4,029.0	9.0%	$283.7	$(82.6)	NM	6.5%	(2.1)%

Segment Information - As Adjusted (Non-GAAP)

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025	% Change	Oct 3, 2026	Sep 27, 2025
Propulsion	$1,785.8	$1,620.6	10.2%	$183.0	$159.2	14.9%	10.2%	9.8%
Engine Parts & Accessories	1,038.6	956.8	8.5%	227.8	193.6	17.7%	21.9%	20.2%
Navico Group	637.0	597.4	6.6%	56.6	30.8	83.8%	8.9%	5.2%
Boat	1,213.5	1,137.9	6.6%	48.1	29.4	63.6%	4.0%	2.6%
Corporate/other	—	—		(136.1)	(108.5)	(25.4)%
Segment Eliminations	(285.1)	(283.7)	(0.5)%	—	—
Total	$4,389.8	$4,029.0	9.0%	$379.4	$304.5	24.6%	8.6%	7.6%
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$570.5	$535.4	$35.1	6.6%

GAAP operating earnings	$51.0	$45.1	$5.9	13.1%
Restructuring, exit and impairment charges	17.8	—	17.8	NM
Purchase accounting amortization	0.4	0.3	0.1	33.3%
Supplier bankruptcy expense	(0.6)	—	(0.6)	NM
Adjusted operating earnings	$68.6	$45.4	$23.2	51.1%

GAAP operating margin	8.9%	8.4%		50 bps
Adjusted operating margin	12.0%	8.5%		350 bps

Engine Parts & Accessories Segment	Three Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$380.9	$363.7	$17.2	4.7%

GAAP operating earnings	$93.8	$82.4	$11.4	13.8%
Supplier bankruptcy expense	(0.2)	—	(0.2)	NM
Adjusted operating earnings	$93.6	$82.4	$11.2	13.6%

GAAP operating margin	24.6%	22.7%		190 bps
Adjusted operating margin	24.6%	22.7%		190 bps

Navico Group Segment	Three Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$197.7	$186.9	$10.8	5.8%

GAAP operating loss	$(1.5)	$(328.9)	$327.4	99.5%
Purchase accounting amortization	13.2	13.4	(0.2)	(1.5)%
Restructuring, exit and impairment charges	0.3	324.3	(324.0)	(99.9)%
Adjusted operating earnings	$12.0	$8.8	$3.2	36.4%

GAAP operating margin	(0.8)%	NM		NM
Adjusted operating margin	6.1%	4.7%		140 bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$394.4	$360.2	$34.2	9.5%

GAAP operating earnings (loss)	$2.4	$(3.3)	$5.7	NM
Loss on sale of business/assets	7.4	—	7.4	NM
Restructuring, exit and impairment charges	3.0	9.3	(6.3)	(67.7)%
Purchase accounting amortization	1.2	1.1	0.1	9.1%
Acquisition, integration, and IT related costs	0.2	—	0.2	NM
Adjusted operating earnings	$14.2	$7.1	$7.1	100.0%

GAAP operating margin	0.6%	(0.9)%		150 bps
Adjusted operating margin	3.6%	2.0%		160 bps

Corporate/other	Three Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
GAAP operating loss	$(41.7)	$(37.5)	$(4.2)	(11.2)%
Restructuring, exit and impairment charges	—	0.2	(0.2)	NM
Adjusted operating loss	$(41.7)	$(37.3)	$(4.4)	(11.8)%

Propulsion Segment	Nine Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$1,785.8	$1,620.6	$165.2	10.2%

GAAP operating earnings	$156.6	$157.0	$(0.4)	(0.3)%
Restructuring, exit and impairment charges	17.8	1.2	16.6	NM
Supplier bankruptcy expense	7.6	—	7.6	NM
Purchase accounting amortization	1.0	0.9	0.1	11.1%
Acquisition, integration, and IT related costs	—	0.1	(0.1)	NM
Adjusted operating earnings	$183.0	$159.2	$23.8	14.9%

GAAP operating margin	8.8%	9.7%		(90) bps
Adjusted operating margin	10.2%	9.8%		40 bps

Engine Parts & Accessories Segment	Nine Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$1,038.6	$956.8	$81.8	8.5%

GAAP operating earnings	$225.0	$193.2	$31.8	16.5%
Supplier bankruptcy expense	2.8	—	2.8	NM
Restructuring, exit and impairment charges	—	0.4	(0.4)	NM
Adjusted operating earnings	$227.8	$193.6	$34.2	17.7%

GAAP operating margin	21.7%	20.2%		150 bps
Adjusted operating margin	21.9%	20.2%		170 bps

bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Nine Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$637.0	$597.4	$39.6	6.6%

GAAP operating earnings (loss)	$16.8	$(339.3)	$356.1	NM
Purchase accounting amortization	39.3	39.9	(0.6)	(1.5)%
Restructuring, exit and impairment charges	0.5	330.2	(329.7)	(99.8)%
Adjusted operating earnings	$56.6	$30.8	$25.8	83.8%

GAAP operating margin	2.6%	(56.8)%		NM
Adjusted operating margin	8.9%	5.2%		370 bps

Boat Segment	Nine Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
Net sales	$1,213.5	$1,137.9	$75.6	6.6%

GAAP operating earnings	$24.2	$15.5	$8.7	56.1%
Restructuring, exit and impairment charges	11.8	10.6	1.2	11.3%
Loss on sale of business/assets	7.9	—	7.9	NM
Purchase accounting amortization	3.4	3.3	0.1	3.0%
Acquisition, integration, and IT related costs	0.8	—	0.8	NM
Adjusted operating earnings	$48.1	$29.4	$18.7	63.6%

GAAP operating margin	2.0%	1.4%		60 bps
Adjusted operating margin	4.0%	2.6%		140 bps

Corporate/other	Nine Months Ended		2026 vs. 2025
	Oct 3, 2026	Sep 27, 2025	$ Change	% Change
GAAP operating loss	$(138.9)	$(109.0)	$(29.9)	(27.4)%
Restructuring, exit and impairment charges	2.8	0.5	2.3	NM
Adjusted operating loss	$(136.1)	$(108.5)	$(27.6)	(25.4)%

bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 3, 2026	December 31, 2025	September 27, 2025
Assets
Current assets
Cash and cash equivalents	$257.8	$256.8	$297.7
Restricted cash	10.8	18.1	17.9
Short-term investments in marketable securities	10.8	0.8	0.8
Total cash and short-term investments in marketable securities	279.4	275.7	316.4
Accounts and notes receivable, net	519.3	522.8	491.4
Inventories
Finished goods	834.0	767.4	807.8
Work-in-process	160.4	146.9	157.1
Raw materials	295.1	278.0	307.6
Net inventories	1,289.5	1,192.3	1,272.5
Prepaid expenses and other	94.7	72.5	77.2
Current assets	2,182.9	2,063.3	2,157.5

Net property	1,187.2	1,207.8	1,217.7

Other assets
Goodwill	682.9	681.2	679.6
Other intangibles, net	809.1	854.8	866.4
Deferred income tax asset	291.2	272.2	257.7
Operating lease assets	223.1	170.2	172.9
Equity investments	30.3	34.4	30.5
Other long-term assets	33.9	28.3	31.2
Other assets	2,070.5	2,041.1	2,038.3

Total assets	$5,440.6	$5,312.2	$5,413.5

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$195.1	$295.4	$95.8
Accounts payable	485.0	374.9	413.3
Accrued expenses	764.4	758.4	705.9
Current liabilities	1,444.5	1,428.7	1,215.0

Debt	1,806.4	1,806.8	2,097.4
Other long-term liabilities	499.3	451.1	467.2
Shareholders’ equity	1,690.4	1,625.6	1,633.9
Total liabilities and shareholders’ equity	$5,440.6	$5,312.2	$5,413.5

Supplemental Information
Debt-to-capitalization rate	54.2%	56.4%	57.3%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Cash flows from operating activities
Net earnings (loss)	$192.4	$(156.0)
Less: net loss from discontinued operations, net of tax	(2.4)	(1.5)
Net earnings (loss) from continuing operations	194.8	(154.5)
Depreciation and amortization	221.2	216.9
Stock compensation expense	39.3	27.6
Asset impairment charges	23.3	323.6
Deferred income taxes	(20.9)	(52.0)
Changes in certain current assets and current liabilities	(27.1)	68.7
Extended warranty contracts and other deferred revenue	8.8	10.9
Income taxes	(3.5)	18.8
Other, net	2.9	(8.9)
Net cash provided by operating activities of continuing operations	438.8	451.1
Net cash used for operating activities of discontinued operations	(2.4)	(21.9)
Net cash provided by operating activities	436.4	429.2

Cash flows from investing activities
Capital expenditures	(148.9)	(116.5)
Purchases of marketable securities	(10.0)	—
Investments	4.0	5.1
Acquisition of businesses, net of cash acquired	(32.5)	(0.2)
Proceeds from the sale of property, plant and equipment	13.8	8.8
Other, net	—	5.3
Net cash used for investing activities	(173.6)	(97.5)

Cash flows from financing activities
Net proceeds from issuances of short-term debt	—	292.6
Payments of short-term debt	(100.0)	(318.7)
Payments of long-term debt including current maturities	(4.1)	(128.4)
Common stock repurchases	(60.0)	(65.0)
Cash dividends paid	(85.7)	(84.6)
Tax withholding associated with shares issued for share-based compensation	(16.1)	(7.3)
Other, net	(0.6)	(1.8)
Net cash used for financing activities	(266.5)	(313.2)

Effect of exchange rate changes	(2.6)	11.2
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(6.3)	29.7
Cash and cash equivalents and Restricted cash at beginning of period	274.9	285.9

Cash and cash equivalents and Restricted cash at end of period	268.6	315.6
Less: Restricted cash	10.8	17.9
Cash and cash equivalents at the end of period	$257.8	$297.7

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$438.8	$451.1

Net cash (used for) provided by:
Capital expenditures	(148.9)	(116.5)
Proceeds from the sale of property, plant and equipment	13.8	8.8
Effect of exchange rate changes on cash and cash equivalents	(2.6)	11.2
Free cash flow	$301.1	$354.6